Exhibit 99.1

MORGANS HOTEL GROUP SECURES AMENDMENT TO ELIMINATE
FINANCIAL COVENANT IN TRUST PREFERRED SECURITIES

NEW YORK, November 2, 2009 – Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG”) today announced it has successfully secured an amendment to the indenture related to its trust preferred securities to permanently eliminate the sole financial covenant. In exchange for the permanent removal of the covenant, MHG paid a one-time fee of $2.0 million.

In August 2006, MHG issued $50.0 million of trust preferred securities in a private placement. The securities have a fixed interest rate of 8.68% per year for the first 10 years after which the interest rate will float at LIBOR plus 3.25%. The securities mature in 2036 and as a result of this amendment are redeemable by MHG at par at any time. In connection with these securities, MHG was required to maintain a certain EBITDA to interest coverage ratio, which has been eliminated as part of this amendment.

“This amendment is one of a series of recently announced financing and other transactions that strengthen our balance sheet, improve our liquidity and enhance our financial position going forward. We are proud of the expression of confidence from our lender groups and appreciate their support,” said Marc Gordon, President of Morgans Hotel Group.

In addition to this amendment to the trust preferred securities, over the last three months, MHG has added approximately $200 million of liquidity by issuing a $75 million preferred security and amending the terms of its line of credit to give MHG access it would not have otherwise had to credit under the line up to a maximum of $125 million. Further, MHG has entered into a structured transaction with the mezzanine lender on the Hudson hotel that management believes has the practical effect of extending the Hudson mezzanine loan by 3.25 years to October 2013.

About Morgans Hotel Group
Morgans Hotel Group Co. (NASDAQ: MHGC) operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and Shore Club in South Beach, Mondrian in Los Angeles, Scottsdale and South Beach, Clift in San Francisco, and Sanderson and St Martins Lane in London. Morgans Hotel Group and an equity partner also own the Hard Rock Hotel & Casino in Las Vegas and related assets. Morgans Hotel Group has other property transactions in various stages of completion, including projects in Boston, Massachusetts; SoHo, New York; Las Vegas, Nevada; Palm Springs, California and Dubai, UAE. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements
Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; risks associated with the acquisition, development and integration of properties; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; the impact of any material litigation; the loss of key members of our senior management; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Contacts:
Jennifer Foley
Vice President of Public Relations
Morgans Hotel Group
212.277.4166
jennifer.foley@morganshotelgroup.com